EXHIBIT 99.2

 THIRD QUARTER EARNINGS CALLNovember 4, 2016

 Forward Looking Statements    This slide presentation contains forecasts and estimates of PG&E Corporation’s 2016 financial results, 2016 equity issuances and general earnings sensitivities. These forecasts and estimates are based on certain assumptions, including but not limited to those relating to Pacific Gas and Electric Company’s (Utility) authorized revenues, projected rate base, future expenses and capital expenditures, 2015 GT&S rate case, incremental equity factors, CPUC Penalty Decision, and other factors, which constitute forward-looking statements that are necessarily subject to various risks and uncertainties and actual results may differ materially. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: the timing and outcomes of the final CPUC decision in Phase 2 of the 2015 GT&S rate case, the 2017 GRC, the TO rate cases, and other ratemaking and regulatory proceedings; the timing and outcomes of the debarment proceeding and potential remedial and other measures that may be imposed on the Utility as a result of the debarment proceeding and the jury’s verdict in the federal criminal trial of the Utility (including a potential appointment of one or more independent third-party monitor(s)), the Utility’s motion for judgment of acquittal, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas-related laws and regulations; the timing and outcomes of (i) the CPUC’s investigation of communications between the Utility and the CPUC that may have violated the CPUC’s rules regarding ex parte communications or are otherwise alleged to be improper, and (ii) the U.S. Attorney’s Office in San Francisco and the California Attorney General’s office investigations in connection with communications between the Utility’s personnel and CPUC officials, and whether such matters negatively affect the final decisions to be issued in Phase 2 of the 2015 GT&S rate case and other ratemaking proceedings; the timing and outcomes of the Butte fire litigation, whether the Utility’s insurance is sufficient to cover the Utility’s liability resulting therefrom and otherwise available, and whether additional investigations and proceedings in connection with Butte fire will be opened;the Utility’s ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons; the outcomes of the SED’s investigations of potential violations identified though audits, investigations, or self-reports; the impact that reductions in customer demand for electricity and natural gas have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources and changing customer demand for natural gas and electric services; the amount and timing of charges reflecting probable liabilities for third-party claims, the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties, and whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims, especially following a major event that causes widespread third-party losses; the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation; changes in estimated environmental remediation costs, including costs associated with the Utility’s natural gas compressor sites; the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; andthe other factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2016. This presentation is not complete without the accompanying statements made by management during the webcast conference call held on November 4, 2016. The statements in this presentation are made as of November 4, 2016. PG&E Corporation undertakes no obligation to update information contained herein. This presentation, including Appendices, and the accompanying press release were attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on November 4, 2016 and, along with the replay of the conference call, is also available on PG&E Corporation’s website at www.pgecorp.com.   2

 Q3 2016 Earnings Results  Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 2, Exhibit A for a reconciliation of Earnings per Share (“EPS”) from Operations to EPS on a GAAP basis and Exhibit G for the use of non-GAAP financial measures.   3

 Q3 2016: Quarter over Quarter Comparison  4  Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 2, Exhibit A for a reconciliation of Earnings per Share (“EPS”) from Operations to EPS on a GAAP basis and Exhibit G for the use of non-GAAP financial measures.

 2016 Earnings Per Share Guidance  5  Guidance range excludes any potential future fines, penalties, or disallowances  Changes from prior quarter are noted in blue.   See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.See Appendix 2, Exhibit E for detailed 2016 earnings guidance and Exhibit G for the use of non-GAAP financial measures.   2016 equity issuance expected to be ~$800 million

 Assumptions for 2016  6  Return on Equity: 10.4% Equity Ratio: 52%  Authorized Cost of Capital*        Authorized Ratebase (weighted average) ($ billions)    Other Factors Affecting Earnings from Operations    Capital Expenditures($ millions)  (1) Includes ~$300M of estimated capital disallowance from April 9, 2015 Penalty Decision(2) Amounts previously reserved for limits on PSEP authorized spend  *CPUC authorized  See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.  Changes from prior quarter are noted in blue.

2016 Items Impacting Comparability

($ millions, pre-tax)		2016
Pipeline related expenses [1]		(100 - 150)
Legal and regulatory related expenses	~	(75)
Fines and penalties	~	(449)
Butte fire related costs, net of insurance	~	(186)
GT&S capital disallowance		(190)
GT&S revenue timing impact	~	350
2016 Items Impacting Comparability Total	**~**	**$(650 - 700)**

Fines and Penalties ($ in millions, pre-tax)		2016
Charge for disallowed capital		(286)
Charge for disallowed expense	~	(130)
GT&S ex parte penalty [2]		(4)
Gas distribution record-keeping fine		(26)
Federal criminal trial		(3)
Total	**~**	**$(449)**

Guidance range excludes any potential future fines, penalties, or disallowances

(1) "Pipeline related expenses" includes costs to identify and remove encroachments from transmission pipeline rights of way. The company spent ~$210 million on this work in 2013-2015.
(2) Reflects the portion of Q3 billed revenues expected to be disallowed in the final Phase 2 GT&S decision; item will be updated after the final Phase 2 decision to reflect the full 2016 impact of the ex parte penalty.

Changes from prior quarter are noted in blue.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Appendix 2, Exhibit E for detailed 2016 earnings guidance and Exhibit G for the use of non-GAAP financial measures.

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 Appendices

 Appendix 1 – Guidance          Key Assumptions: 2015 GT&S Case  Slide 10    CPUC Penalty Decision in Gas Transmission Pipeline Investigations  Slide 11  9

APPENDIX 1 – GUIDANCE

Key Assumptions: 2015 GT&S Case

Revenue Recognition

- Final revenues uncertain pending final Phase 2 decision; billing began August 1, 2016
- Undercollected revenues for revenue requirement increase in 2015 and 7 months of 2016 will be amortized over 36 months
- Timing for revenue recognition
  - *2016* – Recognize 29 months of undercollection: 5 months actual billed revenues plus 24 months of undercollected revenue amortization (collected in rates in 2017 and 2018)
  - *2017* – Recognize remaining 7 months of undercollected revenue amortization (collected in rates in 2019)

Capital Disallowance

- *2011-2014 Capital Spend Above Authorized*
  - ~$135 million permanently disallowed
  - ~$400 million in ratebase subject to audit with potential for future recovery (~$545 million before depreciation and deferred taxes)
- *2015-2018 Capital Spend* – Impairment of ~$55 million in spending in excess of cost caps

Phase 2 Decision

- Final decision in 2016
- $850 million San Bruno penalty allocation: ~$690M capital, ~$160M expense

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 APPENDIX 1 – GUIDANCECPUC Penalty Decision in Gas Transmission Pipeline Investigations  11  The Penalty Decision disallows the Utility from recovering $850 million in costs associated with pipeline safety-related projects and programs that the CPUC will identify in a final Phase 2 decision to be issued in the Utility’s 2015 GT&S rate case. The Phase 2 proposed decision issued on November 1, 2016 allocates $689 million of the $850 million to capital expenditures and the remaining $161 million to expense.Future GT&S revenues will be reduced for these unrecovered expenses. In the Penalty Decision, the CPUC estimated that the Utility would incur $50 million to comply with the remedies specified in the Penalty Decision. This table does not reflect the Utility’s remedy-related costs already incurred nor the Utility’s estimated future remedy-related costs. These costs would be expensed as incurred.  See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

 Appendix 2 – Supplemental Earnings Materials        Exhibit A:   Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with GAAP  Slides 13-14  Exhibit B:  Key Drivers of PG&E Corporation’s Earnings per Common Share from Operations  Slide 15  Exhibit C:  Operational Performance Metrics  Slides 16-17  Exhibit D:  Sales and Sources Summary  Slide 18  Exhibit E:  PG&E Corporation’s 2016 Earnings Per Share Guidance  Slides 19-20  Exhibit F:  2016 General Earnings Sensitivities  Slide 21  Exhibit G:  Use of Non-GAAP Financial Measures  Slide 22  Exhibit H:  Expected Timelines of Selected Regulatory Cases  Slides 23-28  12

 Exhibit A: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)   13  All amounts presented in the table above are tax adjusted at PG&E Corporation’s tax rate of 40.75 percent except for fines, which are not tax deductible. See Footnote 5 below.“Earnings from operations” is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures. The Utility incurred costs of $31 million (before the tax impact of $13 million) and $80 million (before the tax impact of $33 million), during the three and nine months ended September 30, 2016, respectively, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights of way.The Utility incurred costs of $23 million (before the tax impact of $9 million) and $54 million (before the tax impact of $22 million), during the three and nine months ended September 30, 2016, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The Utility incurred costs of $67 million (before the tax impact of $25 million) and $327 million (before the tax impact of $121 million), during the three and nine months ended September 30, 2016, respectively, associated with fines and penalties. This includes costs of $59 million (before the tax impact of $23 million) and $294 million (before the tax impact of $119 million), during the three and nine months ended September 30, 2016, respectively, associated with estimated safety-related cost disallowances imposed by the CPUC in its April 9, 2015 decision (“San Bruno Penalty Decision”) in the gas transmission pipeline investigations. Specific projects to be disallowed will be determined in the CPUC’s phase two decision of the 2015 Gas Transmission and Storage (“GT&S”) rate case. The Utility also recorded $4 million (before the tax impact of $2 million), during the three and nine months ended September 30, 2016, for probable disallowances that will be imposed by the CPUC in its phase two decision of the 2015 GT&S rate case for prohibited ex parte communications. In addition, the Utility accrued fines of $1 million and $26 million, during the three and nine months ended September 30, 2016, respectively, in connection with the modified presiding officer’s decision approved by the CPUC on August 16, 2016 in its investigation regarding natural gas distribution record-keeping practices and $3 million, during the three and nine months ended September 30, 2016, in connection with the maximum statutory fine that may be imposed as a result of the jury verdict returned on August 9, 2016 in the federal criminal trial against the Utility. These fines are not tax deductible.  Page 1 of 2

 Exhibit A: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)   14  Page 2 of 2  Future fines or penalties may be imposed in connection with other enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.The Utility incurred costs of $16 million (before the tax impact of $7 million) and $186 million (before the tax impact of $76 million), during the three and nine months ended September 30, 2016, respectively, associated with the Butte fire, net of insurance. This includes accrued charges of $350 million (before the tax impact of $143 million), during the nine months ended September 30, 2016, related to estimated third-party claims in connection with the Butte fire, partially offset by $260 million (before the tax impact of $106 million) recorded during the nine months ended September 30, 2016, as probable of insurance recovery. No additional charges or insurance recoveries related to estimated third-party claims were recognized in the three months ended September 30, 2016. The Utility also incurred charges of $16 million (before the tax impact of $7 million) and $96 million (before the tax impact of $39 million), during the three and nine months ended September 30, 2016, respectively, for Utility clean-up, repair, and legal costs associated with the Butte fire.  The Utility incurred charges of $190 million (before the tax impact of $77 million), during the nine months ended September 30, 2016, for capital expenditures that the Utility believes are probable of disallowance based on the CPUC phase one decision dated June 23, 2016 in the 2015 GT&S rate case, including $134 million (before the tax impact of $54 million) for a portion of the 2011 through 2014 capital expenditures in excess of adopted amounts and $56 million (before the tax impact of $23 million) for the Utility’s estimate of 2015 through 2018 capital expenditures that are probable of exceeding authorized amounts. No additional charges were recognized in the three months ended September 30, 2016. “GT&S revenue timing impact” refers to the revenues that are expected to be recorded in excess of the 2016 authorized revenue requirements after the CPUC issues a final phase two decision in the 2015 GT&S rate case to address the allocation of the $850 million disallowance for safety-related work adopted in the San Bruno Penalty Decision. Due to the uncertainty regarding the revenue requirement the CPUC will ultimately adopt, the Utility will not be able to record a true-up of revenues under-collected since January 1, 2015 until after a final phase two decision is issued. Represents insurance recoveries of $10 million (before the tax impact of $4 million) and $49 million (before the tax impact of $20 million) for third-party claims and associated legal costs that the Utility received in connection with the San Bruno accident during the three and nine months ended September 30, 2015, respectively. No further insurance recoveries related to the San Bruno accident are expected.

 Exhibit B: Key Drivers of PG&E Corporation’s Earnings per Common Share (“EPS”) from Operations  15  Third Quarter and YTD, 2016 vs. 2015($/Share, Diluted)  See Exhibit A for a reconciliation of EPS from Operations to EPS on a GAAP basis. All amounts presented in the table above are tax adjusted at PG&E Corporation’s tax rate of 40.75 percent.Represents the incremental authorized revenue collected through rates beginning August 1, 2016 in accordance with the final phase one decision in the Utility’s 2015 GT&S rate case during the three and nine months ended September 30, 2016.Represents the gain recognized during the three months ended March 31, 2015. No comparable gain was recognized for the same period in 2016.

 Exhibit C: Operational Performance Metrics  16  See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2016 Short Term Incentive Plan (“STIP”) are based on the same operational metrics and targets.  The 2016 target for earnings from operations is not publicly reported but is consistent with the guidance range provided for 2016 EPS from operations of $3.65 to $3.85.   2016 Year to Date

Definitions of 2016 Operational Performance Metrics from Exhibit C

Safety

Public and employee safety are measured in four areas: (1) Nuclear Operations Safety, (2) Gas Operations Safety, (3) Electric Operations Safety, and (4) Employee Safety.

1. The safety of the Utility's nuclear power operations, Unit 1 and Unit 2, is an index comprised of 12 performance indicators for nuclear power generation that are regularly benchmarked against other nuclear power generators.
2. The safety of the Utility's electric operations is represented by (a) the percentage improvement in the number of wire down events with resulting unplanned sustained outages compared to the same report period of the previous year, and (b) the percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential Utility electric hazard.
3. The safety of the Utility's natural gas operations is represented by (a) the ability to complete planned in-line inspections and pipeline retrofit projects, measured by two equally weighted components of In-Line Inspections and In-Line Upgrades; (b) the number of third party "dig-ins" (i.e., damage resulting in repair or replacement of underground facility) to Utility gas assets per 1,000 Underground Service Alert tickets; and (c) the timeliness (measured in minutes) of on-site response to gas emergency service calls.
4. The safety of the Utility's employees is represented by (a) the number of lost workday cases incurred per 200,000 hours worked (or for approximately every 100 employees), (b) the number of serious preventable motor vehicle incidents that the driver could have reasonably avoided, per one million miles driven, and (c) the percentage of work-related injuries reported to the 24/7 Nurse Report Line within one day of the incident.

Customer

Customer satisfaction and service reliability are measured by:

1. The overall satisfaction (measured as a score of zero to 100) of customers with the products and services offered by the Utility, as measured through a quarterly survey performed by an independent third-party research firm.
2. The total time (measured in minutes) the average customer is without electric power during a given time period.

Financial

Earnings from Operations (shown in millions of dollars) measures PG&E Corporation's earnings power from ongoing core operations. They allow investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability). Earnings from Operations are not calculated in accordance with GAAP. For a reconciliation of Earnings from Operations to Consolidated Income Available for Common Shareholders as reported in accordance with GAAP, see Exhibit A.

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Exhibit D: Pacific Gas and Electric Company Sales and Sources Summary  18  Third Quarter and Year to Date, 2016 vs. 2015  Includes other sources of electric energy totaling 2,782 kWh and 2,169 kWh for the three months ended September 30, 2016 and 2015, respectively, and 6,748 kWh and 5,801 kWh for the nine months ended September 30, 2016 and 2015, respectively.   Please see the 2015 Annual Report on Form 10-K for additional information about operating statistics.

 Exhibit E: PG&E Corporation’s 2016 Earnings per Share Guidance  19  All amounts presented in the table above are tax adjusted at PG&E Corporation’s tax rate of 40.75 percent except for fines, which are not tax deductible. See Footnote 5 below.“Earnings from operations” is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.“Pipeline related expenses” includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $61 million and $41 million, respectively.“Legal and regulatory related expenses” includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $31 million.“Fines and penalties” includes actual and estimated future fines and penalties resulting from various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. Guidance of $449 million is consistent with the estimated 2016 components of the $1.6 billion San Bruno Penalty Decision in the gas transmission pipeline investigations. Guidance reflects amounts recorded during the nine months ended September 30, 2016 related to probable disallowances that will be imposed by the CPUC in its phase two decision of the 2015 GT&S rate case for prohibited ex parte communications. Guidance is also consistent with the non-tax-deductible $26 million fine accrued in connection with the CPUC decision in its investigation regarding natural gas distribution record-keeping practices and the non-tax-deductible $3 million fine accrued in connection with the maximum statutory fine that may be imposed as a result of the jury verdict returned on August 9, 2016 in the federal criminal trial against the Utility. Guidance does not include amounts for other potential future fines or penalties. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $171 million.  Page 1 of 2

 Exhibit E: PG&E Corporation’s 2016 Earnings per Share Guidance  20  “Butte fire related costs, net of insurance” includes charges of $446 million (before the tax impact of $182 million) recorded for the nine months ended September 30, 2016 related to estimated third-party claims and Utility clean-up, repair, and legal costs associated with the Butte fire. Guidance is consistent with $350 million corresponding to the low end of the estimated range of costs related to third-party claims. The Utility currently is unable to estimate the high end of the range. This amount is partially offset by $260 million (before the tax impact of $106 million) accrued as probable of insurance recovery for the nine months ended September 30, 2016. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $76 million.“GT&S capital disallowance” includes capital expenditures that the Utility believes are probable of disallowance based on the CPUC phase one decision dated June 23, 2016 in the 2015 GT&S rate case, including $134 million (before the tax impact of $54 million) for a portion of the 2011 through 2014 capital expenditures in excess of adopted amounts and $56 million (before the tax impact of $23 million) for the Utility’s estimate of 2015 through 2018 capital expenditures that are probable of exceeding authorized amounts. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $77 million.“GT&S revenue timing impact” refers to the revenues that are expected to be recorded in excess of the 2016 authorized revenue requirements after the CPUC issues a final phase two decision in the 2015 GT&S rate case to address the allocation of the $850 million disallowance for safety-related work adopted in the San Bruno Penalty Decision. Due to the uncertainty regarding the revenue requirement the CPUC will ultimately adopt in the final phase two decision, the Utility will not be able to record a true-up of revenues under-collected since January 1, 2015 until after the final phase two decision is issued. In addition, accounting rules allow the Utility to recognize revenues in a given year only if they will be collected from customers within 24 months of the end of that year. Because the phase one decision directs the Utility to collect the difference between the adopted “interim” revenue requirements and the amounts previously collected in rates, retroactive to January 1, 2015, over a 36-month period, the Utility will complete recording the full true-up of under-collected revenues in 2017. The pre-tax range of estimated revenues is shown below. The offsetting tax impact for the low and high EPS guidance range is $143 million.  Page 2 of 2  Actual financial results for 2016 may differ materially from the guidance provided. For a discussion of factors that may affect future results, see the Forward-Looking Statements.

 Exhibit F: 2016 General Earnings SensitivitiesPG&E Corporation and Pacific Gas and Electric Company  21  These general earnings sensitivities on factors that may affect 2016 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of factors that may affect future results, see the Forward-Looking Statements.

 Exhibit G: Use of Non-GAAP Financial Measures  22  PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial MeasuresPG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. “Earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire related costs, net of insurance, and impacts of the 2015 GT&S rate case. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance. Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.

 Exhibit H: Pacific Gas and Electric CompanyExpected Timelines of Selected Regulatory Cases  23

 Exhibit H: Pacific Gas and Electric CompanyExpected Timelines of Selected Regulatory Cases  24

 Exhibit H: Pacific Gas and Electric CompanyExpected Timelines of Selected Regulatory Cases  25

 Exhibit H: Pacific Gas and Electric CompanyExpected Timelines of Selected Regulatory Cases  26

 Exhibit H: Pacific Gas and Electric CompanyExpected Timelines of Selected Regulatory Cases  27

 Exhibit H: Pacific Gas and Electric CompanyExpected Timelines of Selected Regulatory Cases  28